UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 15, 2009

ZYGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0864500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, CT		06455-0448
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(860) 347-8506

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)          On January 15, 2009, Brian M. Monti and Zygo Corporation agreed to amend Mr. Monti’s employment agreement, originally dated May 24, 1999. The amendment to the employment agreement reflects that Brian M. Monti’s employment will cease on the earlier of the effective date of the contemplated merger between Zygo and ESI or the date when a formal announcement is made that any such merger will not occur (the “Employment Cessation Date”). The amendment to the employment agreement also provides for an amount of $127,040, less withholdings, to be payable in one lump sum payment within 14 days of the Employment Cessation Date. Also included in the amendment to the employment agreement is the continuation of certain employee benefits for up to six months from the Employment Cessation Date.

The amendment to the employment agreement, dated as of January 15, 2009, between Brian M. Monti and Zygo Corporation, is attached as Exhibit 99.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	The amendment to the employment agreement, dated as of January 15, 2009, between Brian M. Monti and Zygo Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: January 22, 2009	By:	/s/ Walter A. Shephard
Name: Walter A. Shephard
Title: Vice President Finance, CFO,
and Treasurer

EXHIBIT INDEX

99.1	The amendment to the employment agreement, dated as of January 15, 2009, between Brian M. Monti and Zygo Corporation.